UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 12, 2014
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

Earnest Employment Agreement

On March 12, 2014, Vista Gold Corp. (the “Registrant”) entered into an amendment agreement dated effective March 12, 2014 (the “Earnest Amendment Agreement”), by and between the Registrant and Frederick H. Earnest the Registrant’s CEO relating to certain amendments to that employment agreement dated November 1, 2012 (the “Earnest Employment Agreement”) by and between the Registrant and Mr. Earnest.  The Earnest Amendment Agreement removes Mr. Earnest’s right to receive compensation following a Change of Control (as defined in the Earnest Employment Agreement) in the event Mr. Earnest elects to terminate the Earnest Employment Agreement within twelve months of the Change of Control.

Except as set form above, all other terms of the Earnest Employment Agreement remain unchanged.

Engele Employment Agreement

On March 12, 2014, the Registrant entered into an amendment agreement dated effective March 12, 2014 (the “Engele Amendment Agreement”), by and between the Registrant and John F. Engele the Registrant’s CFO relating to certain amendments to that employment agreement dated November 1, 2012 (the “Engele Employment Agreement”) by and between the Registrant and Mr. Engele.  The Engele Amendment Agreement removes Mr. Engele’s right to receive compensation following a Change of Control (as defined in the Engele Employment Agreement) in the event Mr. Engele elects to terminate the Engele Employment Agreement within twelve months of the Change of Control.

Except as set form above, all other terms of the Engele Employment Agreement remain unchanged.

The foregoing descriptions of the Earnest Amendment Agreement and the Engele Amendment Agreement are summaries of the material terms of such amendments and are qualified in their entirety by the complete text of the Earnest Amendment Agreement and the Engele Amendment Agreement, which are attached hereto as Exhibits10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

Exhibit No.	Description

10.1	Earnest Amendment Agreement, dated March 12, 2014.
10.2	Engele Amendment Agreement, dated March 12, 2014.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: March 14, 2014	By: /s/John F. Engele John F. Engele Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Earnest Amendment Agreement, dated March 12, 2014.
10.2	Engele Amendment Agreement, dated March 12, 2014.